EXHIBIT 1


                             JOINT FILING AGREEMENT
                             ----------------------

         We, the signatories of the statement on Schedule 13G to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


Dated: February 12, 1999

                                    /s/ Gedalio Grinberg
                                    --------------------
                                    Gedalio Grinberg


                                    /s/ Efraim Grinberg
                                    -------------------
                                    Efraim Grinberg

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